Exhibit 10.02

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective as of the 1st day of February, 2018 (the “Effective Date”).

BETWEEN:

H/Cell Energy Corporation, a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 97 River Road, Flemington, NJ 08822 (“Employer”);

AND

Paul V. Benis, Jr., an individual having an address at 1406 Steeple Chase Road, Downingtown, PA 19335 (“Employee”)

WHEREAS, Employee has agreed to serve as an employee of Employer, and Employer has agreed to hire Employee as such, pursuant to the terms and conditions of this Employment Agreement (the “Agreement”).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer hereby agree as follows:

ARTICLE 1

EMPLOYMENT

Employer hereby hires Employee as Executive Vice President and Employee hereby affirms and accepts such employment by Employer for the “Term” (as defined in Article 3 below), upon the terms and conditions set forth herein.

ARTICLE 2

DUTIES

During the Term, Employee shall serve Employer faithfully, diligently and to the best of their ability, under the direction and supervision of Employer as defined and shall use their best efforts to promote the interests and goodwill of Employer and any affiliates, successors, assigns, subsidiaries, and/or future purchasers of Employer. Employee shall render such services during the Term at Employer’s principal place of business or at such other place of business as may be determined by Employer, as Employer may from time to time reasonably require of Employee, and shall devote all of their business time to the performance thereof. Employee shall have operational and management oversight of certain various operating subsidiaries of H/Cell, as determined by H/Cell in its sole discretion, provided, however, that Employee shall initially have oversight of PVBJ INC, and those duties and powers as generally pertain to each of the offices of which they hold, as the case may be, subject to the control of Employer.

ARTICLE 3

TERM

The “Term” of this Agreement shall commence on the Effective Date and continue thereafter for a term of three (3) years, whereupon this Agreement shall terminate and neither party shall have any further obligation thereafter arising under this Agreement, except as explicitly set forth herein to the contrary.

ARTICLE 4

COMPENSATION

Salary

4.1

Employer shall pay to Employee an annual salary (the “Salary”) of One Hundred Fifty Thousand Dollars ($150,000), payable in equal installments at the end of such regular payroll accounting periods as are established by Employer, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Employer’s usual payroll procedures, but no less frequently than monthly. In addition to the Salary, Employee will be eligible for a discretionary annual fiscal year-end bonus to be determined by Employer.

Benefits

4.2

During the Term, Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided to similarly situated employees on terms and conditions no less favorable than those offered to such employees. Such participation shall be subject to the terms of the applicable plan documents, Employer’s generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan.

Expense Reimbursement

4.3

Employer shall reimburse Employee for reasonable and necessary expenses incurred by them on behalf of Employer in the performance of their duties hereunder during the Term in accordance with Employer’s then customary policies, provided that such expenses are adequately documented.

Automobile

4.4

Employee shall be entitled to the full-time use of an automobile owned or leased by Employer. In addition, Employer shall reimburse Employee for all maintenance and gasoline expenses associated with the automobile, provided that such expenses are adequately documented.

Vacation

4.5

Employee shall have the right to no less than five (5) weeks of paid vacation during each successive one year period of his employment by the Employer, which vacation time shall be taken at such time or times in each such one year period so as not to materially and adversely interfere with the performance of his responsibilities under this Agreement. Employee shall not be entitled to carry over any unused vacation time from one year to the next and any accrued but unused vacation time will be waived.

ARTICLE 5

OTHER EMPLOYMENT

During the Term of this Agreement, Employee shall devote substantially all of their business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Employer’s business and affairs as Employee’s highest professional priority. Except as provided below, Employer shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by Employee. Provided that the activities listed below do not materially interfere with the duties and responsibilities under this Agreement, nothing in this Agreement shall preclude Employee from devoting reasonable periods required for:

(a)	Serving as an associate, member, director or owner of any organization involving no conflict of interest with Employer, provided that Employee obtain the written consent of Employer, which consent shall not be unreasonably withheld, conditioned or delayed; or

(b)	Serving as a consultant in their area of expertise to government or academic panels where it does not conflict with the interests of Employer, provided that Employee obtain the written consent of Employer, which consent shall not be unreasonably withheld, conditioned or delayed.

2

ARTICLE 6

CONFIDENTIAL INFORMATION - INVENTIONS

Confidential Information

6.1

Employee shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known or otherwise made public by Employer which affects or relates to Employer’s business, finances, operations, research, development, inventions or plans (collectively, “Confidential Information”). Confidential Information shall not include information in the public domain at the time of the disclosure of such information by Employee or information that is disclosed by Employee with the prior consent of Employer.

Documents

6.2

Employee further agrees that all documents and materials furnished to Employee by Employer and relating to the Employer’s business or prospective business are and shall remain the exclusive property of Employer. Employee shall either deliver or destroy (and certify to such destruction) all such documents and materials, not copied, to Employer or upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Employee by Employer hereunder upon such expiration or earlier termination shall be conditioned upon returning or destroying (and certifying to such destruction) all such documents and materials, and Employee expressly authorizes Employer to withhold any such payments due and owing pursuant to Article 4 hereunder pending return or destruction (and providing certification of such destruction) of such documents and materials.

Inventions

6.3

All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the Term of this Agreement, whether or not during working hours, that are within the scope of the business of Employer or that relate to or result from any of Employer’s work or projects or the services provided by Employee to Employer pursuant to this Agreement, shall be the exclusive property of Employer. Employee agrees to assist Employer, at Employer’s expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Employer.

Disclosure

6.4

During the Term, Employee will promptly disclose to Employer full information concerning any interest, direct or indirect, of Employee in any business that is known to Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Employer, its suppliers or its customers.

ARTICLE 7

COVENANT NOT TO COMPETE

Except as expressly permitted in Article 5 above, during the Term of this Agreement and for a period of one (1) year after the effective termination of this Agreement, (a) Employee shall not engage, directly or indirectly, in any business or activity competitive to any business or activity engaged in by Employer or (b) solicit or interfere with any relationship of an employee, contractor, supplier or customer of Employer, or using, for the benefit of any person or entity other than Employer, any Confidential Information of Employer. Notwithstanding anything contrary to the foregoing, nothing in this Agreement shall prohibit Employee from serving as a Manager (as defined in the Pennsylvania Uniform Limited Liability Company Act of 2016) of Total Services Residential, LLC (“TSR”), provided, however, that Employee shall be prohibited from conducting day-to-day type of operations of TSR.

3

ARTICLE 8

SURVIVAL

Employee agrees that the provisions of Articles 6, 7 and 9 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter. Notwithstanding the foregoing, if this Agreement is terminated upon the dissolution of Employer, the filing of a petition in bankruptcy by Employer or upon an assignment for the benefit of creditors of the assets of Employer, Articles 6, 7 and 9 shall be of no further force or effect.

ARTICLE 9

INJUNCTIVE RELIEF

Employee acknowledges and agrees that the covenants and obligations of Employee set forth in Articles 6 and 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations can cause Employer irreparable injury for which adequate remedies may not be available under law. Therefore, Employee agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations referred to in this Article 9. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have at law or in equity.

ARTICLE 10

TERMINATION

Termination by Employee

10.1

Employee may terminate this Agreement for Good Reason at any time upon thirty (30) calendar days’ prior written notice to Employer, provided the Good Reason has not been cured within such period of time.

Good Reason

10.2

In this Agreement, “Good Reason” means, without Employee’s prior written consent, the occurrence of any of the following events, unless Employer shall have fully cured all grounds for such termination within thirty (30) days after Employee gives notice thereof:

(i)	any reduction in Employee’s then current Salary, as may be increased from the date hereof (“Current Salary”);

(ii)	any failure to pay or provide required compensation and benefits;

(iii)	the actual or constructive removal of the Employee from the position of Executive Vice President;

(iv)	any material diminution in their duties or the assignment of duties not customarily associated with the Employee’s position as Executive Vice President;

(v)	any relocation of Employee’s office as assigned to them by Employer, to a location more than 45 miles from the originally assigned location;

(vi)	the failure of Employer to obtain the assumption in writing of its obligation to perform this Employment Agreement by any successor to all or substantially all of the assets of Employer or upon a merger, consolidation, sale or similar transaction of Employer; or

(vii)	the dissolution of Employer, the filing of a petition in bankruptcy by Employer or upon an assignment for the benefit of creditors of the assets of Employer.

The written notice given hereunder by Employee to Employer shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Employer’s receipt of such notice, during which time Employer shall have the right to respond to Employee’s notice and cure the breach or other event giving rise to the termination.

4

Termination by Employer

10.3

Employer may terminate its employment of Employee under this Agreement for cause at any time by written notice to Employee. For purposes of this Agreement, the term “cause” for termination by Employer shall be (a) a conviction of or plea of guilty or nolo contendere by Employee to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Employee to perform their material duties and obligations hereunder; (c) Employee’s willful and intentional misconduct in the performance of their material duties and obligations; or (d) if Employee or any member of their immediate family members makes any personal profit arising out of or in connection with a transaction to which Employer is a party without making prior disclosures to and obtaining the prior written consent of Employer. The written notice given hereunder by Employer to Employee shall specify in reasonable detail the cause for termination. Such termination shall be effective upon receipt of the written notice.

Severance

10.4

Upon a termination of this Agreement without Good Reason by Employee or with cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation and expense reimbursement as of the date of such termination, subject to the provision of Section 6.2. Upon a termination of this Agreement with Good Reason by Employee or without cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation and expense reimbursement as of the date of such termination and the “Severance Payment.” The Severance Payment shall be payable in a lump sum, subject to Employer’s statutory and customary withholdings. If the termination of Employee hereunder is by Employee with Good Reason, including, but not limited to, Section 10.2(vii), the Severance Payment shall be paid by Employer within five (5) business days of the expiration of any applicable cure period. If the termination of Employee hereunder is by Employer without cause, the Severance Payment shall be paid by Employer within five (5) business days of termination. The “Severance Payment” shall equal the amount of the Current Salary as of the date of such termination, from the date of such termination until the end of the Term of this Agreement (prorated for any partial month).

Termination Upon Death

10.5

If Employee dies during the Term of this Agreement, this Agreement shall terminate, except that Employee’s legal representatives shall be entitled to receive any accrued but unpaid compensation or expense reimbursement due hereunder through the date of death.

Termination Upon Disability

10.6

If, during the Term of this Agreement, Employee suffers and continues to suffer from a “Disability” (as defined below), then Employer may terminate this Agreement by delivering to Employee thirty (30) calendar days’ prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Employer. For the purposes of this Agreement, “Disability” means Employee’s inability, with reasonable accommodation, to substantially perform Employee’s duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days or ninety (90) days during any twelve month period. Upon any such termination for Disability, Employee shall be entitled to receive any accrued but unpaid compensation and expense reimbursement due hereunder through the date of termination.

ARTICLE 11

PERSONNEL POLICIES, BENEFITS, BENEFICIARIES

Except as otherwise provided herein, Employee’s employment shall be subject to the personnel policies, benefit plans and vacation plans which apply generally to Employer’s employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Term of this Agreement, by Employer in its sole discretion. This Agreement shall inure to the benefit of Employer and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of Employer as they now or shall exist while this Agreement is in effect.

5

ARTICLE 12

GENERAL PROVISIONS

No Waiver

12.1

No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

Modification

12.2

No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

Choice of Jurisdiction

12.3

This Agreement shall be governed by and construed in accordance with the laws of the state and country where the Employee maintains a permanent address, without regard to any conflict-of-laws principles. Employer and Employee hereby consent to personal jurisdiction before all courts in such state and country, and hereby acknowledge and agree that to be the most proper forum to bring a complaint before a court of law.

Entire Agreement

12.4

This Agreement embodies the whole agreement between the parties hereto regarding the subject matter hereof and supersedes any agreement prior to the Effective Date first above written. The parties agree that there are no inducements, promises, terms, conditions, or obligations made or entered into by Employer or Employee other than contained herein.

Severability, Headings and Assignment

12.5

All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement. Employee may not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of Employer.

Independent Legal Advice

12.6

Employer has obtained legal advice concerning this Agreement and has requested that Employee obtain independent legal advice.

[signature page follows]

6

IN WITNESS WHEREOF the parties have executed this Employment Agreement as of the Effective Date first above written.

Employer: H/CELL ENERGY CORPORATION		Employee: PAUL V. BENIS, JR.

By:	Andrew Hidalgo
Title:	Chief Executive Officer

7